As filed with the Securities and Exchange Commission on October 24, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Phathom Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2834	82-4151574
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2150 E. Lake Cook Road, Suite 800

Buffalo Grove, Illinois 60089

650-325-5156

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David Socks

President and Chief Executive Officer

Phathom Pharmaceuticals, Inc.

2150 E. Lake Cook Road, Suite 900

Buffalo Grove, Illinois 60089

650-325-5156

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Matthew T. Bush Cheston J. Larson Anthony A. Gostanian Latham & Watkins LLP 12670 High Bluff Drive San Diego, California 92130 (858) 523-5400	Charles S. Kim Sean M. Clayton Jonie I. Kondracki Will H. Cai Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    (File No. 333-234020)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)(3)
Common stock, $0.0001 par value per share	1,912,630	$19.00	$36,339,970	$4,716.93

(1)

Represents only the additional number of shares being registered and includes 249,473 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-234020) (“Prior Registration Statement”).

(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.
(3)

The Registrant previously registered 9,085,000 shares of its common stock with an aggregate offering price not to exceed $181,700,000 on the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on October 24, 2019. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $36,339,970 are hereby registered, which includes shares that the underwriters have the option to purchase.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for the sole purpose of increasing the aggregate number of shares of common stock offered by Phathom Pharmaceuticals, Inc. (the “Registrant”) by 1,912,630 shares, 249,473 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of the Registrant’s common stock. The additional securities that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Registration Statement on Form S-1, as amended (File No. 333-234020) (the “Prior Registration Statement”). The information set forth in the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description of Exhibit

5.1	Opinion of Latham & Watkins LLP (incorporated by reference to Exhibit 5.1 filed with the Prior Registration Statement on October 15, 2019)

23.1	Consent of independent registered public accounting firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Prior Registration Statement filed on September 30, 2019)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 24th day of October, 2019.

PHATHOM PHARMACEUTICALS, INC.

By:	/s/ David Socks
David Socks
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ David Socks	President, Chief Executive Officer and Director (principal executive officer)	October 24, 2019
David Socks

/s/ Aditya Kohli, Ph.D.	Chief Business Officer (principal financial and accounting officer)	October 24, 2019
Aditya Kohli, Ph.D.

*	Chairman	October 24, 2019
Tadataka Yamada, M.D.

*	Director	October 24, 2019
Michael F. Cola

*	Director	October 24, 2019
Terrie Curran

*	Director	October 24, 2019
Jonathan Edwards, Ph.D.

*	Director	October 24, 2019
Heidi Kunz

*	Director	October 24, 2019
Chris Slavinsky

*	Director	October 24, 2019
James Topper, M.D., Ph.D.

*By:	/s/ David Socks
David Socks
Attorney-in-fact